TRAVELZOO INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Independent Auditors' Report	F-2

Consolidated Balance Sheets	F-3

Consolidated Statements of Operations	F-4

Consolidated Statements of Stockholders' Equity	F-5

Consolidated Statements of Cash Flows	F-6

Notes to Consolidated Financial Statements	F-7

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Travelzoo Inc.

We have audited the accompanying consolidated balance sheets of Travelzoo Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Travelzoo Inc. and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Mountain View, California
January 13, 2003

TRAVELZOO INC.
CONSOLIDATED BALANCE SHEETS
	December 31,

	2002	2001

Assets
Current assets:
Cash and cash equivalents	$1,258,273	$609,919
Accounts receivable, less allowance for doubtful
accounts of $55,925 and $55,228 as of December
31, 2002 and December 31, 2001, respectively	1,311,399	892,337
Deposits	22,339	32,508
Prepaid expenses and other current assets	114,909	18,179
Deferred income taxes	81,313	65,051

Total current assets	2,788,233	1,617,994

Deposits	64,923	—
Deferred income taxes	32,054	15,298
Property and equipment, net	142,091	137,200
Intangible assets, net	212,293	360,238

Total assets	$3,239,594	$2,130,730

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$442,349	$175,351
Accrued expenses	547,680	284,318
Deferred revenue	19,179	86,721
Income tax payable	439,432	646,457

Total liabilities	1,448,640	1,192,847

Commitments

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares
authorized	—	—
Common stock, $0.01 par value; 40,000,000 shares
authorized,19,425,147 shares issued and
outstanding both years	194,251	194,251
Additional paid-in capital	(116,078)	(116,078)
Retained earnings	1,712,781	859,710

Total stockholders’ equity	1,790,954	937,883

Total liabilities and stockholders’ equity	$3,239,594	$2,130,730

See accompanying notes to consolidated financial statements

TRAVELZOO INC.
CONSOLIDATED STATEMENT OF OPERATIONS
	Years Ended
	December 31,

	2002	2001	2000

Revenues:
Advertising	$9,847,516	6,141,456	3,852,066
Commissions	304	6,482	97,451

Total revenues	9,847,820	6,147,938	3,949,517
Cost of revenues	351,169	304,081	282,195

Gross profit	9,496,651	5,843,857	3,667,322

Operating expenses:
Sales and marketing	5,726,557	3,274,747	1,484,495
General and administrative	2,293,846	1,354,088	1,201,982
Merger expenses	54,538	332,721	231,303

Total operating expenses	8,074,941	4,961,556	2,917,780

Income from operations	1,421,710	882,301	749,542
Interest income	3,971	2,702	—

Income before income taxes	1,425,681	885,003	749,542
Income taxes	572,610	521,268	387,856

Net income	$853,071	363,735	361,686

Net income per share:
Basic and diluted net income
per share	$.04	.02	.02

Shares used in computing basic
net income per share	19,425,147	19,425,147	19,372,791

Shares used in computing diluted
net income per share	19,896,353	19,425,147	19,466,810

See accompanying notes to consolidated financial statements

TRAVELZOO INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balances, December 31, 1999	19,285,147	192,851	(132,851)	134,289	194,289
Issuance of common stock upon
exercise of options	70,000	700	2,800	—	3,500
Stock-based compensation expense	—	—	9,221	—	9,221
Issuance of common stock to
directors	70,000	700	4,752	—	5,452
Net income	—	—	—	361,686	361,686

Balances, December 31, 2000	19,425,147	194,251	(116,078)	495,975	574,148

Net income	—	—	—	363,735	363,735

Balances, December 31, 2001	19,425,147	$194,251	(116,078)	859,710	937,883

Net income	—	—	—	853,071	853,071

Balances, December 31, 2002	19,425,147	$194,251	(116,078)	1,712,781	1,790,954

See accompanying notes to consolidated financial statements

TRAVELZOO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Years Ended December 31,
	2002	2001	2000

Cash flows from operating activities:
Net income	$853,071	$363,735	$361,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	194,373	138,628	54,914
Deferred income taxes	(33,018)	28,196	(93,381)
Provision for losses on accounts receivable	14,571	(88,507)	135,144
Loss on disposal of property and equipment	—	567	4,212
Stock-based compensation expense	—	—	9,221
Non-cash revenues	(3,410)	(16,449)	—
Changes in operating assets and liabilities:
Accounts receivable	(433,633)	(19,870)	(591,562)
Deposits	(54,754)	78,244	(102,566)
Prepaid expenses and other current assets	(96,730)	92,819	(92,765)
Accounts payable	266,998	(1,541)	113,086
Accrued expenses	263,362	60,839	133,975
Deferred revenue	5,295	11,384	(3,300)
Income tax payable	(207,025)	122,653	479,881

Net cash provided by operating
activities	769,100	770,698	408,545

Cash flows from investing activities:
Purchases of property and equipment	(120,746)	(31,365)	(227,589)
Purchases of intangible assets	—	(125,000)	(200,000)

Net cash used in investing activities	(120,746)	(156,365)	(427,589)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	—	3,500
Loans from principal stockholder	—	—	50,000
Repayment of loans from principal stockholder	—	(50,000)	—

Cash (used in) provided by financing activities	—	(50,000)	53,500

Net increase in cash and cash equivalents	648,354	564,333	34,456
Cash and cash equivalents at beginning of year	609,919	45,586	11,130

Cash and cash equivalents at end of year	$1,258,273	$609,919	$45,586

Supplemental disclosure of cash flow information:
Cash paid for income taxes net refunds received	$812,653	$385,102	$1,356

Non cash investing activities:
Intangible asset acquired for future advertising
Services	$—	$89,286	$—

Reduction in carry amounts of intangible asset
and deferred revenue	$(69,427)	—	$—

See accompanying notes to consolidated financial statements

TRAVELZOO INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002, 2001, AND 2000
(1)	Summary of Significant Accounting Policies

(a) Description of Business and Basis of Presentation

The consolidated financial statements include the accounts of Travelzoo Inc. and its wholly-owned subsidiaries (the “Company” or “Travelzoo”). All significant intercompany accounts and transactions have been eliminated in consolidation. The Company publishes the Travelzoo website, the Travelzoo Top 20 e-mail newsletter, and the Weekend.com e-mail newsletter which provide advertising opportunities for the travel industry.

The Company was formed as a result of a combination and merger of entities founded by the Company’s majority stockholder, Mr. Ralph Bartel. In 1998, Mr. Bartel founded Travelzoo.com Corporation, a Bahamas corporation, which also issued 5,155,874 shares via the Internet to approximately 700,000 stockholders (“the Netsurfer stockholders”) for no cash consideration. In 1998, Mr. Bartel also founded Silicon Channels Corporation, a California corporation, to operate the Travelzoo website. During 2001, Travelzoo Inc. was formed as a subsidiary of Travelzoo.com Corporation, and Mr. Bartel contributed all of the outstanding shares of Silicon Channels to Travelzoo Inc. in exchange for 8,129,273 shares of Travelzoo Inc. and options to acquire an additional 2,158,349 shares at $1.00. The merger was accounted for as a combination of entities under common control using “as-if pooling-of-interests” accounting. Under this method of accounting, the assets and liabilities of Silicon Channels Corporation and Travelzoo Inc. were carried forward to the combined company at their historical costs. In addition, all prior period financial statements of Travelzoo Inc. were restated to include the combined results of operations, financial position and cash flows of Silicon Channels Corporation.

During January 2001, the Board of Directors of Travelzoo.com Corporation proposed that Travelzoo.com Corporation be merged with Travelzoo Inc. whereby Travelzoo Inc. would be the surviving entity. On March 15, 2002, the stockholders of Travelzoo.com Corporation approved the merger with Travelzoo Inc. On April 25, 2002, the certificate of merger was filed in Delaware upon which the merger became effective and Travelzoo.com Corporation was dissolved. Each outstanding share of common stock of Travelzoo.com Corporation was converted into the right to receive one share of common stock of Travelzoo Inc. Stockholders have a period of two years to receive shares of Travelzoo Inc. Travelzoo.com Corporation had 11,295,874 shares outstanding. As of December 31, 2002, 6,791,612 shares of Travelzoo.com Corporation had been exchanged for shares of Travelzoo Inc. The remaining 4,504,262 shares of Travelzoo Inc. that may be exchanged are included in the issued and outstanding common stock of Travelzoo Inc. and earnings per share calculations. The merger was accounted for as a combination of entities under common control using “as-if pooling-of-interests” accounting. Under this method of accounting, the assets and liabilities of Travelzoo.com Corporation and Travelzoo Inc. were carried forward at their historical costs. In addition, all prior period financial statements of Travelzoo Inc. were restated to include the combined results of operations, financial position and cash flows of Travelzoo.com Corporation. The restated results of Travelzoo Inc. are identical to the combined results of Travelzoo.com Corporation and Travelzoo Inc.

(b) Revenue Recognition

Revenue consists of advertising sales and commissions from e-commerce transactions. Advertising revenues are derived principally from the sale of display advertising, classified advertising, and banner advertising on the Travelzoo website and in the Travelzoo Top 20 e-mail newsletter. Commissions are generated from bookings of travel services through customer advertising on the Travelzoo website.

Advertising revenues are recognized in the period in which the advertisement is displayed, provided that evidence of an arrangement exists, the fees are fixed or determinable, no significant obligations remain at the end of the period, and collection of the resulting receivable is deemed probable. If fixed-fee advertising is displayed over a term greater than one month, revenues are recognized ratably over the period. To the extent that any minimum guaranteed impressions are not met during the contract period, the Company defers recognition of the corresponding revenues until the guaranteed impressions are achieved. Fees for banner advertising and other variable-fee advertising arrangements are recognized based on the number of impressions displayed or clicks delivered during the period.

The Company had outsourced part of its advertising sales and production activities to DoubleClick, Inc. (“DoubleClick”). Under the terms of the agreement with DoubleClick, the Company received a portion of the revenue received by DoubleClick from customers for the display of advertising on the Travelzoo website. The Company recorded these revenues on a net basis. The gross revenue received by DoubleClick from advertising on the Travelzoo website was $82,939, $600,454, and $430,130 for the years ended December 31, 2002, 2001, and 2000 respectively. The Company’s share of this income, which has been recorded as revenue, was $38,354, $332,736, and $231,885 for the years ended December 31, 2002, 2001, and 2000 respectively. The agreement with DoubleClick was canceled as of August 23, 2002.

Revenues from advertising barter transactions are recognized in the period during which the advertisements are displayed on the Travelzoo website. Expenses from barter transactions are recognized in the period during which the advertisements are displayed on the barter partner’s website. Barter transactions are recorded at the fair value of the advertising provided based on cash received by the Company for transactions involving similar types of advertising during the six months preceding the transaction in accordance with Emerging Issues Task Force (EITF) Issue No. 99-17, Accounting for Advertising Barter Transactions. The amounts included in advertising revenues and sales and marketing expenses for barter transactions were $-0-, $-0-, and $37,000 for the years ended December 31, 2002, 2001, and 2000, respectively.

Commissions are recorded as the net amount received by the Company and are recognized in the period in which the commissions earned are reported to the Company by the e-commerce partner.

(c) Net Income Per Share

Net income per share has been calculated in accordance with SFAS No. 128, Earnings per Share. Basic net income per share is computed using the weighted-average number of common shares outstanding for the period. Diluted net income per share is computed by adjusting the weighted-average number of common shares for the effect of potential common shares outstanding during the period. Potential common shares included in the diluted calculation consist of incremental shares issuable upon the exercise of outstanding stock options calculated using the treasury stock method.

The following table sets forth the calculation of basic and diluted income per share:

	Year Ended
	December 31,

	2002	2001	2000

Basic net income per share:
Net income	$853,071	$363,735	$361,686

Weighted average common shares	19,425,147	19,425,147	19,372,791

Basic net income per share	$0.04	$0.02	$0.02

Diluted net income per share:
Net income	$853,071	$363,735	$361,686

Weighted average common shares	19,425,147	19,425,147	19,372,791
Effect of dilutive securities-stock
options	471,206	—	94,019

Weighted average
common and potential common
shares	19,896,353	19,425,147	19,466,810

Diluted net income per share	$0.04	$0.02	$0.02

For the year ended December 31, 2001, all outstanding stock options were excluded from the calculation of diluted earnings per share because their effect was antidilutive.

(d) Use of Estimates

Management of the Company have made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(e) Property and Equipment

Property and equipment consisted of the following:

	December 31,
	2002	2001
Computer hardware and software	$249,801	182,461
Office equipment	141,266	95,063

	391,067	277,524
Less accumulated depreciation	248,976	140,324

Total	$142,091	137,200

(f) Intangible Assets

Intangible assets consist of the following:

	December 31,
	2002	2001
Acquired amortized intangible assets:
Internet domain names	$344,857	414,286

Less accumulated amortization	132,564	54,048

Total	$212,293	360,238

Amortization expense was $78,518, $50,714, and $3,333 for the years ended December 31, 2002, 2001 and 2000, respectively.

In October 2001, the Company completed the acquisition of the Weekends.com domain name. As consideration for the purchase, the Company paid the seller $125,000 and agreed to provide a minimum number of clicks to the seller’s other websites through advertising placed on the Travelzoo website. The fair value of the advertising services of $89,286 was determined based on the cash price of similar advertising services and recorded as deferred revenue. The revenue was recognized as the clicks were delivered. During the years ended December 31, 2002 and 2001, $3,410 and $16,449 of revenues related to this arrangement were recognized. The agreement with the seller to provide advertising services expired on September 30, 2002. As such, $69,427 of advertising was not delivered and the carrying amounts of the intangible asset and related deferred revenue were reduced accordingly.

Estimated future amortization expense related to intangible assets at December 31, 2002 is as follows:

2003	$65,500
2004	65,500
2005	62,167
2006	19,126

$212,293

(g) Advertising Costs

Advertising costs (including barter advertising) amounted to $3,960,464, $2,264,488 and $1,161,800 for the years ended December 31, 2002, 2001, and 2000, respectively. During the years ended December 31, 2002, 2001 and 2000, $3,960,464, $2,264,488 and $1,124,800, respectively, of advertising services were purchased from the Company’s customers under non-barter arrangements.

(h) Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets are recognized for deductible temporary differences, along with net operating loss carryforwards and credit carryforwards, if it is more likely than not that the tax benefits will be realized. To the extent a deferred tax asset cannot be recognized under the preceding criteria, allowances must be established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(i) Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Impairment of Long-Lived Assets. SFAS No. 144 requires an impairment loss to be recognized on assets to be held and used if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows. The amount of the impairment loss is measured as the difference between the carrying amount and the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(j) Stock-Based Compensation

As allowed under SFAS No. 123, Accounting for Stock-Based Compensation, the Company has elected to follow Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for fixed plan stock awards to employees. Deferred stock-based compensation for options granted to employees is determined as the excess of the fair value of the common stock over the exercise price on the date options were granted. Stock-based compensation is amortized over the vesting period of the individual award.

Had all stock-based compensation awards granted to employees and directors been accounted for using the fair value based method net income and net income share would have been adjusted to the amounts reported in the following table.

	Year Ended December 31,
	2002	2001	2000
Net income as reported	$853,071	$363,735	$361,686
Stock-based compensation included in determination of net income	—	—	9,221
Stock-based compensation determined under the fair-value based method	1,908	56,182	11,765

Pro-forma net income as if the fair value based method had been applied to all awards	$851,163	$307,553	$359,142

Pro-forma basic and diluted net income per share as if the fair value based method had been applied to all awards	$0.04	$0.02	$0.02

The fair value of options granted was calculated as of the grant date using the Black-Scholes method with the following assumptions:

	2002	2001	2000
Numbers of options granted	33,589	210,000	70,000
Grant date fair value of the common stock	$0.56	$0.39	$0.18
Expected life of the option (in years)	5	10	10
Annual volatility	51%	85%	85%
Risk-free interest rates	4.5%	4.5%	4.5%
Dividend Rate	—	—	—

(k) Website Development Costs

Prior to June 30, 2000, website development costs were expensed as incurred. The Company adopted EITF Issue No. 00-02, Accounting for Website Development Costs, on June 30, 2000. The adoption of EITF Issue No. 00-02 did not have a significant impact on the combined financial statements. Subsequent to the adoption of EITF No. 00-02, no internal website development costs that qualify for capitalization have been incurred.

(l) Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 provides guidance on the accounting for a business combination at the date a business combination is completed. The statement requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001, thereby eliminating use of the pooling-of-interests method. The Company adopted SFAS No. 141 on July 1, 2001. The adoption did not have an effect on the combined financial statements. SFAS No. 142 provides guidance on how to account for goodwill and intangible assets after an acquisition is completed. The most substantive change is that goodwill will no longer be amortized but instead will be tested for impairment periodically. The Company adopted SFAS No. 142 as of the beginning of 2002 and the effect of adoption did not have a material impact on the condensed consolidated financial statements.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 addresses financial accounting and reporting for obligations associated with retirement of tangible long-lived assets and the associated retirement costs. The Company will adopt SFAS No. 143 at the beginning of 2002, and the adoption did not have a material impact on the combined financial statements.

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, Impairment of Long-Lived Assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. SFAS No. 144 retains the requirements of SFAS No. 121 to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and the fair value of the asset. SFAS No. 144 removes goodwill from its scope. SFAS No. 144 is applicable to the Company’s financial statements beginning in 2002. The adoption of this statement did not have a material impact on the consolidated financial statements.

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 rescinds the requirement that all gains and losses from extinguishment of debt be classified as an extraordinary item. Additionally, SFAS No. 145 requires that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. SFAS No. 145 is effective for the Company beginning in 2003, and the effect of adoption is not expected to have a material impact on the consolidated financial statements.

In July 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management’s commitment to an exit plan, which is generally before an actual liability has been incurred. The requirements of this Statement are effective prospectively for exit or disposal activities initiated after December 31, 2002; however, early application of the Statement is encouraged. The Company’s adoption of Statement 146 will not have a material impact on its historical financial position or results of operations.

In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation. This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the new disclosure requirements of this statement.

(2)	Commitments

The Company leases office space in Mountain View, California, and in New York, New York, under operating leases which expire on December 31, 2003 and June 30, 2004, respectively. The future minimum rental payments under these operating leases as of December 31, 2002, total $556,940 and $197,940 for 2003 and 2004, respectively. Rent expense was $471,766, $302,355 and $154,498 for the years ended December 31, 2002, 2001, and 2000, respectively.

(3)	Allowance for Doubtful Accounts

The details of changes to the allowance for doubtful accounts are as follows:

Balance at December 31, 1999	10,000
Additions - charged to costs and expenses	135,144

Balance at December 31, 2000	145,144
Deductions - credited to costs and expenses, net	(88,507)
Deductions - write-offs	(1,409)

Balance at December 31, 2001	55,228
Additions - charged to costs and expenses, net	14,572
Deductions - write-offs	(13,875)

Balance at December 31, 2002	$55,925

(4)	Income Taxes

Income tax expense (benefit) for the years ended December 31, 2002, 2001, and 2000 consisted of the following:

	Current	Deferred	Total
2002:
Federal	453,851	(26,836)	427,015
State	151,777	(6,182)	145,595

	$605,628	(33,018)	572,610

2001:
Federal	384,153	21,846	405,999
State	108,669	6,350	115,019
Foreign	250	—	250

	$493,072	28,196	521,268

2000:
Federal	380,265	(79,706)	300,559
State	100,722	(13,675)	87,047
Foreign	250	—	250

	$481,237	(93,381)	387,856

Income tax expense for the years ended December 31, 2002, 2001, and 2000, differed from the amounts computed by applying the U.S. federal statutory tax rate applicable to the Company's level of pretax income as a result of the following:

	2002	2001	2000
Federal tax at statutory rates	$485,714	307,423	254,844
State taxes, net of federal income tax benefit	96,093	99,146	57,451
Foreign taxes	—	250	250
Non-deductible merger expenses and other	(9,197)	114,449	75,311
Total income tax expense	$572,610	521,268	387,856

The tax effects of temporary differences that give rise to significant portions of the Company's deferred tax assets and liabilities as of December 31, 2002, and 2001, are as follows:

	2002	2001
Deferred tax assets:
Accruals and allowances	39,204	28,104
State income taxes	36,733	36,948
Capitalized start-up costs	760	1,531
Property and equipment	—	3,968
Intangible assets	39,462	13,073

Gross deferred tax assets	116,159	83,624

Deferred tax liabilities:
State income taxes	—	(3,275)
Property and equipment	(2,792)	—

Gross deferred tax liabilities	(2,792)	(3,275)

Net deferred tax assets	113,367	80,349

No valuation allowance has been recorded for the deferred tax assets because management believes that the Company is more likely than not to generate sufficient future taxable income to realize the related tax benefits.

(5)	Stockholders' Equity

As of December 31, 2002 the authorized capital stock of Travelzoo Inc. comprised 40,000,000 shares of $.01 par value common stock and 5,000,000 shares of $.01 par value preferred stock. As of December 31, 2002 19,425,147 shares of common stock and no shares of preferred stock were issued and outstanding. During 2000, the Company granted to an employee options to purchase 334,676 shares of common stock with an exercise price of $0.05 and a two-year vesting period. In September 2000, upon the termination of the employee, 70,000 options were fully vested under the original terms of the grant and the remaining unvested options were forfeited. The Company recorded stock-based compensation in 2000 of $9,221 based on the intrinsic value of the options that vested. The 70,000 vested options were exercised in September 2000.

As described in note 1(a), as part of the consideration exchanged for the outstanding shares of Silicon Channels Corporation, the Company also issued to the majority stockholder in January 2001 fully vested and exercisable options to acquire 2,158,349 shares of common stock. The options have an exercise price of $1.00 and expire in January 2011.

In October 2001, the Company granted to each director fully vested and exercisable options to purchase 30,000 shares of common stock with an exercise price of $2.00 for their services as a director in 2000 and 2001. A total of 210,000 options were granted. The options expire in October 2011.

In March 2002, Travelzoo Inc. granted to each director fully vested and exercisable options to purchase 5,000 shares of common stock with an exercise price of $3.00 for their services as a director in 2002. A total of 35,000 options were granted. In October 2002, 1,411 options were forfeited upon the resignation of a director. All other options are vested as of December 31, 2002. The options expire in March 2012.

(6)	Significant Customer Information and Segment Reporting

SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, establishes standards for the reporting by business enterprises of information about operating segments, products and services, geographic areas, and major customers. The method for determining what information to report is based on the way that management organizes the operating segments within a company for making operational decisions and assessing performance. As of December 31, 2002, the Company has one operating segment: online advertising.

Significant customer information is as follows:

	Percentage of Total Revenue			Percent of Accounts Receivable

	Year Ended December 31,			December 31,
Customer	2002	2001	2000	2002	2001
A	*	*	*	12%	*
B	13%	15%	22%	*	19%
C	*	*	11%	—	—
D	*	13%	*	—	15%
E	14%	*	—	21%	11%

All of the above customers are located in the United States of America.

* Less than 10%

(7)	Unaudited Quarterly Information

The following represents unaudited quarterly financial data for 2002 and 2001.

	Quarters Ended

	Dec 31,	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2002	2002	2002	2002	2001	2001	2001	2001

				(In Thousands)
Revenues:
Advertising	$3,132	2,538	2,211	1,966	1,723	1,574	1,537	1,308
Commissions	—	—	—	—	—	1	3	3

Total revenues	3,132	2,538	2,211	1,966	1,723	1,575	1,540	1,311
Cost of revenues	89	90	86	86	79	74	75	77

Gross profit	3,043	2,448	2,125	1,880	1,644	1,501	1,465	1,234
Operating expenses:
Sales and marketing	1,904	1,510	1,316	996	1,115	920	790	450
General and administrative	647	522	562	562	418	373	366	197
Merger expenses	—	—	—	55	29	62	113	128

Total operating expenses	2,551	2,032	1,878	1,613	1,562	1,355	1,269	775
Income from operations	492	416	247	267	82	146	196	459
Interest income	2	1	—	1	1	1	1	—

Income before income taxes	494	417	247	268	83	147	197	459
Income taxes	168	171	101	133	68	86	127	241

Net income	$326	246	146	135	15	61	70	218

Basic and diluted net
income per share	$.02	.01	.01	—	—	—	.01	.01